Exhibit 4.(i)
TEMECULA VALLEY BANCORP INC.[LOGO]

[NUMBER SEAL]	[SHARES SEAL]

Common Stock	Common Stock

INCORPORATED UNDER THE 	SEE REVERSE FOR
LAWS OF THE STATE OF DELAWARE	CERTAIN DEFINITIONS

	CUSIP 87972L 10 4

This Certifies that



is the record owner of


FULLY PAID SHARES, BEING THE SHARES REPRESENTED HEREBY, OF
TEMECULA VALLEY BANCORP INC.

Hereinafter designated "the Corporation," transferable on the share register of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed or assigned. The amount of capital stock of the Corporation is set forth on the books of the Corporation and the par value of the shares of capital stock of the Corporation is as set forth in the Certificate of Incorporation of the Corporation which Certificate of Incorporation and any and all amendments thereto are on file at the office of the Corporation and are hereby expressly incorporated herein by reference and to all of which the holder by acceptance hereof, hereby agrees and assents. THIS
CERTIFICATE IS NOT VALID UNLESS COUNTERSIGNED AND REGISTERED BY
THE TRANSFER AGENT AND REGISTRAR.
	IN WITNESSETH WHEREOF, the said Corporation has caused this Certificate to be signed by the facsimile signature of its duly authorized officers.

Dated:

[TEMECULA VALLEY BANCORP INC. SEAL]
2002
/S/ Donald A. Pitcher	/S/ Stephen H. Wacknitz
Secretary	President